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                                                                  EXHIBIT 99.3

                        CONSENT OF GOLDMAN, SACHS & CO.


August 28, 1997

Board of Directors
CUC International Inc.
707 Summer Street
Stamford, Connecticut 06901

Re: Registration Statement of CUC International Inc. ("CUC") relating to the CUC Common Stock being registered in connection with the proposed merger of HFS Incorporated with CUC:

Members of the Board of Directors:

                  Reference is made to our opinion letter dated May 27, 1997 with respect to the fairness of CUC International Inc. ("CUC") of the exchange ratio of 2.4031 shares of Common Stock, par value $.01 per share, of CUC to be exchanged for each outstanding share of Common Stock, par value $.01 per share, of HFS Incorporated ("HFS") pursuant to the Agreement and Plan of Merger dated as of May 27, 1997 between CUC and HFS.

                  The foregoing opinion letter is provided for the information and assistance of the Board of Directors of CUC in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that CUC has determined to include our opinion in the above-referenced Registration Statement.

                  In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Opinions of Financial Advisors" and "Opinion of CUC's Financial Advisor" and to the inclusion of the foregoing opinion in the Joint Proxy Statement included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/Goldman, Sachs & Co.
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GOLDMAN, SACHS & CO.